UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2013

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Radiant Logistics, Inc. (the “Company,” “we” or “us”) held on November 12, 2013, the holders of our outstanding stock took the actions described below. As of the record date for the annual meeting, 33,348,166 shares of common stock were issued and outstanding, each entitled to one vote per share.

1. The stockholders elected Bohn H. Crain, Jack Edwards and Stephen P. Harrington to serve on our board of directors for a one-year term. The results of the voting are as follows:

Name	For	Withheld	Broker Non-Votes
Bohn H. Crain	18,941,035	50,649	6,062,111
Jack Edwards	18,939,535	52,149	6,062,111
Stephen P. Harrington	18,941,035	50,649	6,062,111

2. The stockholders also approved a proposal to ratify the selection of Peterson Sullivan LLP as our independent auditor for the 2014 fiscal year. The voting results for this proposal were 24,951,491 shares for, 84,009 shares against, and 18,295 shares abstained.

3. The stockholders, in an advisory and non-binding capacity, approved the compensation paid to our named executive officers. The voting results for this proposal were 14,940,535 shares for, 4,030,929 shares against, 20,220 shares abstained, and 6,062,111 shares were broker non-votes.

4. The stockholders elected to hold the advisory vote on the compensation paid to our named executive officers every three years. The voting results for this proposal were 5,487,572 shares for every one year, 173,868 shares for every two years, 13,313,119 shares for every three years, 17,125 shares abstained, and 6,062,111 shares were broker non-votes.

In accordance with the stockholders’ recommendation, we determined that an advisory vote on the overall compensation of our named executive officers will be conducted every three years, until the next stockholder advisory vote on the frequency of the advisory vote on the overall compensation of our named executive officers. As such, we expect to hold the next advisory vote on the overall compensation of our named executive officers in 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: July 3, 2014	By:	/s/ Robert L. Hines, Jr.
Robert L. Hines, Jr.
Senior Vice President, General Counsel and Secretary